Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Annual Report on Form 10-K for the year ended December 31, 2019 (the Report) of Denbury Resources Inc. (Denbury) as filed with the Securities and Exchange Commission, each of the undersigned, in his capacity as an officer of Denbury, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Denbury.

Dated:	February 26, 2020	/s/ Christian S. Kendall
Christian S. Kendall
Director, President and Chief Executive Officer

Dated:	February 26, 2020	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary